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EXHIBIT 10.18

             AMENDMENT TO SECTION 4.5 OF THE 1999 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS OF ASTORIA FINANCIAL CORPORATION


               Section 4.5    Method of Exercise.

               ...

               (b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full (i) in cash (by certified or bank check or such other instrument as the Company may accept); (ii) in the form of Shares already owned beneficially for a period of more than six months by the Option holder having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or (iii) by a combination thereof. Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.